UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report: September 24, 2008


                          TOMBSTONE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


              Colorado                       333-138184                       51-0431963
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
  (State or other jurisdiction of         (Commission File           (IRS Employer Identification
           incorporation)                      Number)                         Number)

                 2400 Central Avenue, Suite G, Boulder, CO 80301
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                  303-684-6644
                                 --------------
               Registrant's telephone number, including area code


                                       N/A
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGMENT

ITEM 5.03 Amendments to Articles of Incorporation, or Bylaws; Change In Fiscal Year

On July 31, 2008, Tombstone Cards, Inc. ("Tombstone and/or the Company") amended its Articles of Incorporation for the change of its corporate name and the authorization of preferred stock as approved in its Annual Shareholders' Meeting on July 24, 2008.

Preferred Stock

Tombstone amended its Articles of Incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock. The shares can be issued with such designations and terms as to be determined by Tombstone's Board of Directors. No shares have been issued at this time.

Name Change

In addition to the authorization of a preferred class of stock, Tombstone amended the Articles of Incorporation to change its name from Tombstone Cards, Inc. to Tombstone Technologies, Inc. in order to better reflect Tombstone's current operational activities, as discussed below.

                            SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

Change of Operational Focus

Tombstone has had limited operations over the last two years, those operations have focused on the structure and capital formation of the Company, as the Company's operations have focused on the manufacturing and marketing of customized playing cards.

During the year ended December 31, 2007, the Company as part of its manufacturing and printing of customized playing cards, created a technology division in order to handle the development, marketing and licensing of our proprietary OIEPrint(TM) software, a web to print template driven application. Web to print is the overall process of integrating technology, from ordering and pre-press to post-press and delivery in order to reduce time and costs.

While developing their customization playing cards operations, the Company had discovered that the software tools they would need did not exist at that time. The difficulties are inherent in constructing a tool that requires no download can function on Macs, PCs and even Linux based machines and that can provide high-resolution graphics that are suitable for printing. For example, while graphics on the Web can appear clear, they are only 72 dpi (dots per inch) and, therefore, would appear fuzzy when printed. Print graphics must be 300 dpi for full clarity.

In connection with the development of the OIEPrint(TM) software, on December 27, 2007, the Company filed a provisional patent application with the United States Patent and Trademark Office (USPTO) titled Internet Application for the Design of High Resolution Digital Graphics.

During the second and third quarters of 2008, management made the decision to focus a majority of its efforts and the Company's resources on the development and marketing of the OIEPrint(TM) software. The Company will still continue to offer customized playing cards, but has determined that this will be a smaller part of the Company's operations. The Company will continue offering customized playing cards using the OIEPrint(TM) software to create and print the playing cards.

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The  combination  of the Web and the  still-unrealized  changes  that are  being brought by the explosion of professional digital printing is part of what the print industry calls "Web-2-Print" (W2P). Because digital printing does not require specialized inks, color separations and individual printing plates, standard PDF files can move from the desktop to the print head without intervention. This means that the digital print industry is no longer restricted by the size of the job. For example, while it may not be profitable (or even possible) to create small runs on a traditional press, digital printing not only permits it, it encourages it.

In addition, end-users are now accustomed to being able to handle many of their business and personal tasks online: from browsing and ordering to getting customizable quotes, managing their accounts and making payments. However, because of the complexity of creating print orders online due to the number of unique options involved, along with the expense involved in creating and/or maintaining a Web-based system, the print industry has been, for the most part, unable to fully enter this world.


OIEPrint(TM) 2.0 Software

OIEPrint software is a web to print template driven application that allows the users to personalize and customize designs. The software will be available to be licensed through either purchase or as a hosted solution. A full purchase allows the customer to license the software, while the hosted solution allows the user to use the software through our website at www.tombstonetechnologies.com.

We offer our OIEPrint software product through the internet. The software has been developed to be used with several platforms. We intend for the product to help meet the needs of printers, specialty product producers and others to satisfy the growing customer demand for personalization of products.

Tombstone will offer the following products:

    o     OIEPrint

          o A platform independent, browser-based RIA that supports template driven design and provides high-resolution PDF files to the printer.

    o     OIEPrint Store

          o An advanced e-commerce solution that supports multiple customization options (e.g. paper color, paper weight, paper finish, collating, binding, shipping, etc.) and dependent variables (e.g. If you choose "A," you cannot choose "B" but can choose "C")

    o     OIEPrint VDP (2009)

          o An easy-to-use tool for linking database mining with custom printing and 1:1 marketing.

While each product will be available as a stand-alone license, the Company is offering a fully hosted solution for a monthly fee. The Company believes, and research underscores this belief, that printers do not have the in-house staffing to support the complexity inherent in a Web-based system. Added to that the database requirements (all products have database back-ends for data storage) and the ongoing maintenance, and it becomes clear that a hosted solution, properly priced, becomes quite attractive. Customization and implementation fees are also anticipated.

The Company's technology has been successfully employed since July 2007 on the Tombstone Cards' website, allowing customers to design and order full color custom playing cards.

During this "proof of concept" period, the Company worked with the actual printing processes involved in digital printing, as well as verifying order and inventory systems, the OIEPrint Web design tool, the ecommerce system, independent credit verification systems and direct links to shipping providers.

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Competition
The Company competition includes:

   -   EFI
   -   Firesprint
   -   Print Science; and
   -   Print Via.

All five of these companies offer services for printing similar to the ones offered by Tombstone. Tombstone is the only one to offer an integrated design system and therefore allows the customer to design the document through their software.

Sales Strategy

The Company's products will be available through the Company, via an outbound sales staff that utilizes Web-based demos and Web-video in order to engage customers.

The Company is a member of the Print On Demand Initiative (PODi) and will attempt to publish articles and deliver keynotes in order to gain "top of mind" positioning among potential clients.

The Company is considering setting up independent, commission only sales affiliates, based on a regional distribution. Because the OIEPrint Suite has been developed to handle languages from around the world, overseas partnerships are also a possibility.

The Company has identified three key market segments for its initial product line:

    o Regional chains of print shops that want to offer cutting-edge, Web-based solutions to their franchises;

    o Small and medium sized digital printers who want to offer Web-based solutions to their clients.

    o Medium and large printers who want to offer customized features to their corporate clients, allowing them to more easily manage their accounts and purchasing via a Web interface.


Production and Delivery

Production will be provided through in-house capabilities. The Company owns it own servers and can easily "clone" the software package for new clients.

The Company anticipates hiring and training recent college graduates for the job of working with clients during the consultation stage, gathering information about the clients and their product offerings in order to populate the client's ecommerce store.

At this time, the Company expects that it will hold no inventory.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                          TOMBSTONE CARDS, INC.


                                          By:  /s/ John Harris
                                               --------------------------------
                                              John Harris, President and Chief
                                              Executive Officer


                                          Date: September 22, 2008











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